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                                                                   EXHIBIT 10.10

                        SPEECHWORKS INTERNATIONAL, INC.
                              695 ATLANTIC AVENUE
                               BOSTON, MA  02111


                                                   June 21, 2000


Mr. Richard J. Westelman
16 Harvard Drive
Hingham, MA 02043

Dear Richard:

  This letter is to confirm our understanding with respect to your continued employment by SpeechWorks International, Inc. (the "Company") (the terms and conditions agreed to in this letter shall hereinafter be referred to as the "Agreement"). In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, we have agreed as follows:

     1.  Employment.  Subject to the terms of this Agreement, the Company will
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employ you, and you agree to be employed by the Company as its Chief Financial
Officer, Vice President of Finance and Administration or such other title, and to perform such services and discharge such duties and responsibilities, as may be prescribed by the Board of Directors of the Company or its designee from time to time, which shall be reasonably commensurate with your skills and experience and agreed to by you. You shall devote your full time and best efforts in the performance of the foregoing services.

     2.  Term of Employment.
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     (a) Term; Termination. Your employment with the Company shall be on an "at-
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will" basis and will be terminated upon the first to occur of the following:

     (i)   by you, upon notice to the Company; or

     (ii)  by the Company:

           (A) following your failure, due to illness, accident or any other physical or mental incapacity, to perform the services provided for hereunder for an aggregate of one hundred eight (180) business days within any period of two hundred forth (240) consecutive business days during the term hereof;

           (B)  for Cause, as defined herein;

           (C)  subject to Section 3 hereof, without Cause; or
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     (iii) immediately upon your death.

     Your right to terminate your employment hereunder, to which you hereby agree, shall be exercisable by written notice sent by you to the Company and shall be effective as of 14 days from the date of such notice. The Company reserves the right upon receipt of your notice to terminate your employment immediately in which case, in addition to any other benefit to which you may otherwise be entitled, it will pay you two weeks of salary less all applicable withholdings. The right of the Company to terminate your employment hereunder, to which you hereby agree, shall be exercisable by written notice sent to you by the Company and shall be effective as of 14 days from the date of such notice.

     (b) Definition of "Cause". For purposes of this Agreement, "Cause" shall be
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(i) any action or omission by you involving willful misconduct or gross negligence; (ii) your conviction of a felony in connection with the performance of your obligations to the Company; (iii) your deliberate dishonesty in connection with the performance of your obligations to the Company; (iv) repeated conduct constituting sexual harassment or bias based on race, creed or gender; and (v) the commission by you of any act of fraud or embezzlement.

     3.  Compensation.
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     (a) Salary and Bonus. Subject to the terms of this Agreement, including
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without limitation paragraph 5, the Company shall pay you as compensation for your services and agreements hereunder a base salary at the rate of One Hundred Sixty Three Thousand Eight Hundred Dollars ($163,800) per year, payable at such intervals as the Company pays similarly situated employees but in no event less than once a month, less any amounts required to be withheld under applicable law. In addition to the Retention Bonus provided for in paragraph 3(b), you shall be eligible for an annual bonus of up to Forty Thousand Dollars ($40,000) as may be determined at the discretion of the Board of Directors of the Company or its designee from time to time. In the event that you are terminated without cause before year end, you shall be eligible under the same terms as if you had been employed at year end for a bonus to be prorated through the date of your termination.

     (b) Retention Bonus.  Subject to the terms of this Agreement, including
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without limitation paragraph 5, the Company shall pay you a one-time retention bonus of Forty Thousand Dollars ($40,000), less any amounts required to be withheld under applicable law, to be paid upon the earlier of (i) the closing of the Company's initial public offering of shares of its common stock or (ii) September 30, 2000, provided that you have not terminated your employment with the Company on such date.

     (c) Termination without Cause.  In the event your employment shall be
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terminated by the Company without Cause, (i) the Company shall continue to pay you your base salary for a period of twelve (12) months, (ii) all outstanding options previously granted to you by the Company shall accelerate and be immediately exercisable notwithstanding anything to the contrary contained in any option grant or option agreement; and (iii) the Company shall pay your

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portion of your COBRA premium for health care insurance for the earlier of 12 months or such time as you become eligible for comparable health care insurance under another group insurance plan. All payments made under this Section 3(c) shall be made at the times and at the rate specified in Section 3(a) hereof. For purposes of this Agreement, you shall be considered "Terminated without Cause" by the Company should you not agree to a new position or title that the Company defines and requests you assume after (i) ninety (90) days following the closing of the Company's initial public offering of shares of its common stock or (ii) December 31, 2000, whichever comes first, and provided that you have not terminated your employment with the Company on such date. The Company agrees to make you a one year recourse loan, with interest to accrue at the prime rate and upon such other terms that shall be reasonably and mutually agreed upon, in the amount of no greater than four hundred and twenty-six thousand dollars ($426,000) i.e., the amount necessary for you to exercise your current options at the time of your exercise under his subparagraph.

     (d)  Voluntary Termination.  In the event you voluntarily terminate your
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employment with the Company after December 31, 2000, (i) the Company shall continue to pay you your base salary for a period of six (6) months, (ii) fifty percent (50%) of all outstanding options previously granted to you by the Company which are unvested on the date of such termination shall accelerate and be immediately exercisable notwithstanding anything to the contrary contained in any option grant or option agreement and (iii) the Company shall pay your portion of your COBRA premium for health care insurance for the earlier of 6 months or such time as you become eligible for comparable health care insurance under another group insurance plan. All payments made under this Section 3(d) shall be made at the times and at the rate specified in Section 3(a) hereof. You shall not be deemed to have voluntarily terminated your employment for purposes of this Section 3 if the Company has terminated you with Cause pursuant to this Agreement. In the event you voluntarily terminate your employment on or before December 31, 2000, you shall be entitled to no continuation of salary, benefits or other compensation unless otherwise provided for by statute.

     (e) Other Terminations. In the event your employment shall be terminated by
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the Company with Cause, no further compensation or benefits of any kind shall be payable to you hereunder.

     4. Effective Date. This Agreement is subject to and shall become effective
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upon the eighth day after you sign and deliver an original of this letter to me at SpeechWorks International, Inc., 695 Atlantic Avenue, Boston, MA 02111.

     5.  Nondisparagement.
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     (a) The Company agrees that it will not, at any time after the date hereof, take any action or make any remarks or comments, orally or in writing, to anyone, which remarks or comments are intended to be derogatory or disparaging to you, your agents, attorneys and all other persons or entities acting on your behalf, or which could be reasonably anticipated to be damaging or injurious to your reputation or good will.

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     (b) You agree that you will not, at any time after the date hereof, take any action or make any remarks or comments, orally or in writing, to anyone, which remarks or comments are intended to be derogatory or disparaging to the Company, its agents, attorneys and all other persons or entities acting on its behalf, or which could be reasonably anticipated to be damaging or injurious to the Company's reputation or good will.

     6.  General Release.  In consideration of the payments provided for in this
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Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, you, for yourself and your administrators, executors, agents, heirs, legatees, successors and assigns (collectively hereinafter the "Westelman-Releasors"), hereby irrevocably and unconditionally release, remise, and forever discharge SpeechWorks International, Inc., its successors, parents, subsidiaries, affiliates, assigns, officers, directors, employees and agents, and all persons acting by, through, under or in concert with them (collectively hereinafter the "SpeechWorks-Releasees"), of an from any and all actions, causes of actions, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, in law or equity against the SpeechWorks-Releasees from the beginning of time to the date of this release. Without limitation to the generality of the foregoing terms, the Westelman-Releasors hereby irrevocably and unconditionally release, remise, and forever discharge the SpeechWorks-Releasees on account of (i) any claim against the SpeechWorks-Releasees arising from or related to your employment relationship with SpeechWorks International, Inc. or any events that have occurred during your employment including, without limitation, claims under the following statutes (as enacted and amended): the Massachusetts Wage Statute, M.G.L. c. 149, the Massachusetts Fair Employment Practices Statute, M.G.L. c. 151B, the Massachusetts Equal Rights Statute, M.G.L. c. 93, (S)102; the Massachusetts Workers Compensation Statute, M.G.L. c. 152, the Age Discrimination in Employment Act, 29 U.S.C. (S)621 et seq.
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(including, without limitation, the Older Workers Benefit Protection Act), the
Civil Rights Act of 1964, 42 U.S.C. (S)2000e-1 et seq., the Civil Rights Act of
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1991, the Americans With Disabilities Act, the Employee Retirement Income
Security Act (except for any vested retirement benefits); (ii) any claim for wrongful discharge including, without limitation, claims for (a) breach of express or implied contract, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud, negligence, corporate by-laws or due process rights; or (b) any other statutory or common law claim under any state or federal law. The Westelman-Releasors and SpeechWorks-Releasees acknowledge that you are greater than 40 years of age and you are therefore granted specific rights under the Older Workers Benefit Protection Act, 29 U.S.C. (S)621 et seq. (the "OWBPA") which prohibits discrimination on the basis
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of age, and the release set forth in the paragraph is intended to release any right you may have to file a claim against the SpeechWorks-Releasees alleging discrimination on the basis of age. Consistent with the provisions of the OWBPA, you shall have twenty-one (21) days from your receipt of this Agreement to consider and accept the terms of this Agreement by signing below and you are advised to consult with an attorney prior to signing this agreement. In addition, you may rescind your assent to this Agreement if, within

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seven (7) days after the date your sign this Agreement, you deliver a notice of rescission to me, at SpeechWorks International, Inc., 695 Atlantic Avenue, Boston, MA 02111. To be effective, such rescission must be hand delivered or postmarked within the seven (7) day period and be delivered to me.

     7.  (a)  Notices.  All notices, requests, consents and other communications
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hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.

              If to the Company:    SpeechWorks International, Inc.
                                    695 Atlantic Avenue
                                    Boston, MA  02111
                                    Fax No. (617) 428-0027
                                    Attention:  Stuart R. Patterson, President

              With a copy to:       Mintz, Levin, Cohn, Ferris,
                                    Glovsky and Popeo, P.C.
                                    One Financial Center
                                    Boston, MA 02111
                                    Fax No. (617) 542-2241
                                    Attention:  Steven P. Rosenthal, Esq.

              If to you:            Richard J. Westelman
                                    16 Harvard Drive
                                    Hingham, MA 02043

     All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

     (b) Entire Agreement. Except for your (i) Employee Non-Competition
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Agreement and (ii) Employee Confidentiality and Intellectual Property Assignment
Agreement, both of which are dated August 3, 1998, and which shall survive this Agreement and are incorporated herein, this Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. To the extent that any provision of the Employee Non-Competition Agreement and the Employee Confidentiality and Intellectual Property Assignment Agreement conflicts with any provision of this Agreement,

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the terms of this Agreement shall govern. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     (c) Modifications and Amendments. The terms and provisions of this
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Agreement may be modified or amended only by written agreement executed by the parties hereto.

     (d) Waivers and Consents. The terms and provisions of this Agreement may be
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waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     (e) Expenses. The Company agrees to pay you within thirty (30) days of the
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date of this Agreement your reasonable legal fees incurred by you in preparing and documenting this Agreement, not to exceed $6,000 in the aggregate.

     (f) Assignment. The Company may assign its rights and obligations hereunder
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to any person or entity who succeeds to all or substantially all of the
Company's business or that aspect of the Company's business in which you are principally involved, provided that any such assignment shall not release the Company from its liabilities under this Agreement. Your rights and obligations under this Agreement may not be assigned by you without the prior written consent of the Company.

     (g)  Governing Law.  This Agreement and the rights and obligations of the
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parties hereunder shall be construed in accordance with and governed by the law of The Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

     (h)  Headings and Captions.  The headings and captions of the various
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subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

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     If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this letter.

                                       Very truly yours,

                                       SPEECHWORKS INTERNATIONAL, INC.



                                       By: /s/ Stuart Patterson
                                          ----------------------------
                                          Stuart R. Patterson
                                          President and Chief Executive Officer

Accepted and Approved:


/s/ Richard J. Westelman
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Richard J. Westelman

Dated: 6/21/00
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